Exhibit 16.1

April 10, 2014

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Clone Algo, Inc.

We have read the statements that we understand Clone Algo, Inc. will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith, LLC
De Joya Griffith, LLC
Certified Public Accountants

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049